SERVICE AGREEMENT


THIS AGREEMENT made as of this 29th day of June, 1998



B E T W E E N


          Susan MacStravick, Consultant, an engineer, residing in the country of Canada, 143 Balsam Drive., Oakville, Ontario, L6J 3X4 "Consultant")

          and

          SYDNEY A. HARLAND,  an individual residing at 2155
          Winchester Court, Burlington, Ontario, 3M7 L7P (hereinafter called "Harland"

WHEREAS Harland has created certain technology and business strategies related to automated railway crossings and railway communications
(hereinafter called the A "Technology"); and

WHEREAS Harland and the Consultant wish to work together for the purpose of completing an perfecting the design of the Technology and to commercialize the Technology;

NOW THEREFORE, in consideration of the mutual covenants and promises hereinafter set forth and other good and valuable consideration, the parties agree as follows:

1.0  Definitions

1.1 The following terms and expressions shall have, for all purposes of this Agreement, the meaning set forth below:

(a)  "Agreement" means this Agreement, as amended from time to time;

(b) "Consulting Services" means the creation, design and implementation of all investor relations, Public relations Plans for Stock Trading and Promotion required by the Company along with the gathering, analysis and reporting of all promotion intelligence.

(c)  "Project" means the commercialization of the Technology by
selling shares in the    Company to the public by means of a public
placement or sale to the public of shares in the Company;

(d) "Technology" means technology relating to automated railway crossings, train sensing, and railway communications;


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(e)  "Company" means the corporation having ownership and control of all Rights in the Technology;

(f) "Rights" means all intellectual property rights, including all inventions (whether patentable or not), patents, patent applications, know how, copyright, software (both object code and source code), trade marks, trade mark applications, trade mark registrations, industrial designs, computer chip topographies, trade secrets, marketing information, client lists, and confidential information;

(g) "Harland Information" means any information of any kind or type provided by Harland relating to the Technology or relating to the marketing of the Technology; and

(h) "Resulting Information" means any report, data, test results, software, designs, invention (whether patentable or not), trade secret, document or other information or any kind or type resulting from the provision of Consulting Services by the Consultant.


2.0 Retainer of Services

2.1 Harland hereby retains the Consultant to provide Harland with Consulting Services and the Consultant hereby agrees to provide Harland with Consulting Services for the Project.

2..2 The Consultant shall provide Harland the requested Consulting
     Services on a part time basis, subject to the Consultant's availability.

2.3 Harland shall pay all reasonably incurred expenses incurred by the Consultant relating to the provision of the Consulting
     Services.

3.0 Assignment of Rights

3.1 The Consultant hereby assigns to Harland all Rights in any Resulting Information to Harland. Without limiting the generality of this paragraph, the Consultant agrees to execute any assignment, declaration, petition or any other document, required to record or protect Harland's ownership of said Rights in any Resulting Information and hereby appoints Harland as his attorney for the limited purpose of executing all such assignments, declarations, petitions or any other document or documents reasonably required by Harland to effect the purpose of this paragraph.

3.2 The Consultant hereby agrees to sign any petition, declaration, assignment or other document which may be required by Harland to file for and secure patent protection for any Rights assigned by the Consultant to Harland pursuant to paragraph 3.1 hereof.

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3.3  Harland hereby agrees to LICENCE to the Company immediately upon the incorporation of the Company, all of Harland's Rights in the Technology together with all of the Rights assigned to Harland pursuant to paragraph 3.1 hereof. Any Rights belonging to Harland pursuant to paragraph 3.1 and 3.2 hereof which arise after the incorporation of the Company, shall be assigned by Harland to the Company forthwith.

4.0  Shares in the Company

In exchange for the Consulting Services as specified in paragraphs 2.1 and 2.2 hereof, Harland shall have the Company issue 50,000 of the Company's Shares to the Consultant, immediately upon incorporation of the Company. If the Company fails to issue shares to the Consultant, Harland shall assign 50,000 of his shares to the Consultant.

5.0  Marketing of Shares

5.1 Harland agrees to use his best efforts to manage and direct the affairs of the Company to maximize the value and liquidity of the common shares of the Company.

5.2 Harland agrees to use his best efforts to have the shares of the Company publically traded or otherwise offered to the public for sale.

6.0  Information

6.1  The Consultant shall provide Harland with all Resulting
     Information which is available to the Consultant and which may be required by Harland.

6.2 Harland shall provide the Consultant with all Harland Information which is reasonable available to Harland and which may be reasonably required by the Consultant to provide the Consulting Services.

6.3 Both Resulting Information and Harland Information shall remain the property of Harland and shall be kept confidential by the Consultant and not disclosed to others except with the prior written consent of Harland or the Company. Harland Information will be used solely for the purpose of providing the Consulting Services.

6.4 The Consultant shall disclose Resulting Information and Harland Information only to such of his own employees as shall require the information in order to provide the Consulting Services and shall treat both Harland Information and Resulting Information as it would his own confidential information. Such employees shall be notified of the proprietary nature of Harland and Resulting Information.

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6.5  All Harland Information disclosed in written form under this
     Agreement by Harland shall be clearly marked as "proprietary" or "confidential". All Harland Information disclosed by Harland in any manner other then in writing shall be preceded or followed by an oral or written statement indicating that the information is confidential or constitutes Harland Information falling within the terms of this Agreement.

These provision will not apply to Harland Information or Resulting Information if it:

(a) is known to the Consultant prior to receipt thereof from Harland, as evidenced by written records;

(b) is disclosed without restriction to the Consultant in good faith by a third party who is in lawful possession thereof and who has the right to make such disclosure;

(c) is or shall have become public knowledge or otherwise, through no fault of the Consultant;

(d) is information which is required to be disclosed pursuant to judicial or government order or pursuant to statutory law.

6.6 Upon Harland's request or in the event the parties hereto decide not to proceed with any transaction which is the subject of this Agreement, whichever is sooner, the Consultant will promptly: (i) return to Harland all written and other materials furnished by Harland subject to this Agreement; (ii) return to Harland all documents, data memoranda, notes and other writings based on Harland Information provided subject to this Agreement. The Consultant will not retain copies, extracts or other reproductions in whole or in part of the materials referred to in
     (i) or (ii).

6.7 The provisions of paragraphs 6.3, 6.4, 6.5, 6.6. and 6.7 shall survive termination of this Agreement for a period of twenty (20) years.

7.0  Succession

7.1 This Agreement shall be binding on and, except as otherwise provided, shall ensure to the benefit of the legal successors or representatives of the parties, and to the successors and assigns of Harland and to the successors and assigns of the Consultant.

8.0  Nature of Agreement

8.1 The parties of this Agreement agree and acknowledge that this Agreement does not create a partnership, joint venture,, or any other relationship between the parties save the relationship set out herein before and solely for the limited purposes herein.

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9.0  Law

9.1 This Agreement shall be governed by the laws of the province of Ontario and there are no understandings, agreements, or representations, expressed or implied, not specified herein.

10.0 Term

10.1 This Agreement may not be amended except in writing.
     This Agreement shall come into force on the date first shown above and remain in force until the termination of the Project or the expiry of twenty (20) years, which ever occurs last. The provisions of paragraphs 6.7 and 7.1 shall survive termination or expiration of this Agreement.


IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date set forth above.



SYDNEY HARLAND                     SUSAN MacSTRAVICK


/s/ Sydney Harland                 /s/ Susan MacStravick
_____________________              _________________________